Exhibit 23.1

PricewaterhouseCoopers LLP
Chartered Accountants
111 5 Avenue SW, Suite 3100
Calgary, Alberta
Canada T2P 5L3
Telephone +1 403 509 7500
Facsimile +1 403 781 1825

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement of Suncor Energy Inc. (the “Company”) on Form S-8 dated August 4, 2009, of our report dated February 25, 2009 relating to the consolidated balance sheets as at December 31, 2008 and 2007 and the consolidated statements of earnings and comprehensive income, cash flows and changes in shareholders’ equity for each of the years in the three year period ended December 31, 2008 and relating to the effectiveness of internal control over financial reporting as at December 31, 2008 of the Company included in the Annual Report of the Company on Form 40-F for the year ended December 31, 2008.

Chartered Accountants

Calgary, Alberta

August 4, 2009

“PricewaterhouseCoopers” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership, or, as the context requires, the PricewaterhouseCoopers global network or other member firms of the network, each of which is a separate and independent legal entity.